FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "First Amendment") is entered into and made effective as of August 5, 2019 (the "Effective Date") by and between **FOUNDATION BUILDING MATERIALS, LLC**, a California limited liability company (the "Company") and **RICHARD J. TILLEY**, an employee of the Company (the "Employee").

RECITALS

A. WHEREAS, Company and Employee entered into that certain Employment Agreement dated March 11, 2016 (the "Agreement") whereby Company and Employee agreed upon terms of employment.

B. WHEREAS, Company and Employee hereby wish to amend the Agreement subject to the terms, covenants, and conditions of this First Amendment.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Company and Employee hereby agree as follows:

1. Agreement in Full Force and Effect; Definitions. Except as herein modified or amended, the provisions, conditions, and terms of the Agreement shall remain unchanged and in full force and effect and are hereby ratified by the parties hereto. Capitalized terms used in this First Amendment shall have the definitions ascribed to them in the Agreement to the extent such capitalized terms are defined therein and not redefined in this First Amendment. All references to the terms "Agreement", "the Agreement", or "this Agreement" provided in the Agreement shall refer to the Agreement as amended by this First Amendment unless the context dictates otherwise.

2. Amendment to Severance Duration. Section 3, subsection (c)(iii) of the Agreement is hereby deleted in its entirety and replaced with the following text:

> (iii) pay to the Employee, in accordance with the Company's regular payroll practice following the Date of Termination, the Employee's Base Salary (as in effect immediately prior to the Date of Termination) for a period of twelve (12) months following the Date of Termination.

3. General Terms. The validity, performance, effect, and all claims and controversies hereunder shall be governed by and construed in accordance with the laws of the State of California. The unenforceability or invalidity of any one or more provisions of this First Amendment shall not render any other otherwise enforceable provision unenforceable or invalid. The failure of either party to enforce the terms herein is not a waiver of the right to enforce each and every condition contained herein. Which party prepared this First Amendment shall have no bearing on its construction in favor of any party. No provision of this First Amendment is waived unless it is in writing and signed by the waiving party. This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This First Amendment may be executed in separate counterparts, each of which shall be an original, but all of which shall together constitute but one and the same instrument

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IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have hereunto set their hands under seal, effective as of the Effective Date set forth above.

EMPLOYEE:

RICHARD J. TILLEY

Richard J. Tilley

COMPANY:

FOUNDATION BUILDING MATERIALS, LLC,
a California limited liability company

Ruben D. Mendoza
President & Chief Executive Officer